Lift Truck Market Size Data	Exhibit 99.2

	1972	1973	1974	1975	1976	1977	1978	1979	1980	1981
Europe (2)	91,305	116,797	133,977	101,492	105,469	127,299	132,566	147,328	155,884	122,620
North America (1) (2)	83,718	97,382	120,770	35,404	64,943	79,976	94,257	97,183	70,593	63,223
A/P, China and Japan (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1982	1983	1984	1985	1986	1987	1988	1989	1990	1991
Europe (2)	110,638	107,677	108,286	118,885	116,910	129,042	149,802	165,095	176,947	165,968
North America (1) (2)	46,381	62,476	84,579	91,942	99,215	110,359	112,425	116,607	105,508	94,828
A/P, China and Japan (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
Europe (2)	150,250	121,922	135,318	152,667	174,953	176,294	187,902	219,615	227,697	274,681
North America (1) (2)	106,590	120,679	154,167	162,725	152,763	178,456	192,192	197,436	205,033	145,967
Total Americas (1) (2)	114,411	127,308	162,261	171,682	168,170	193,413	207,018	209,843	223,499	161,316
A/P, China and Japan (2)	134,635	123,913	119,733	135,050	148,135	148,441	111,848	104,781	122,354	123,780

	2002	2003	2004	2005	2006E	2007E	2008E	2009E	2010E
Europe (2)	256,717	263,972	286,546	302,158	305,000	307,000	310,000	313,000	315,000
North America (1) (2)	144,529	151,911	182,450	194,475	207,000	202,900	200,000	204,800	209,600
Total Americas (1) (2)	156,702	166,328	203,552	218,908	227,500	218,400	217,300	225,800	233,800
A/P, China and Japan (2)	129,333	146,334	171,000	195,386	207,700	210,000	210,900	220,500	234,300

Lift truck market size history – source: ITA, JIVA, FEM, WITA
Industry forecast – source: DRI-WEFA and Oxford Economic Forecast
(1)	Total Americas numbers for 1992-2010 include North America Commercial, Government and Latin America. Prior years are North America Commercial only.

(2)	Industry information is based upon the reporting basis of each individual region, which varies according to the industry trade groups in that region:
Americas – Retail bookings
Europe & Japan – Factory Shipments
A/P & China – Factory Bookings